EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David H. Dingus, has executed this certification in connection with the filing with the Securities and Exchange Commission of AZZ incorporated’s Annual Report on Form 10-K for the period ended February 28, 2007 (the “Report”). The undersigned hereby certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AZZ incorporated.

Dated: May 10, 2007	/s/ David H. Dingus
David H. Dingus
President and Chief Executive Officer